                                                                    EXHIBIT 10.8


                              EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT dated as of July 30, 2004 ("Employment Agreement"), by and between MKS Instruments, Inc., a Massachusetts Corporation (the "Corporation"), and Robert L. Klimm, of Wolfeboro, NH (the "Employee").

WHEREAS, the Corporation and the Employee entered into an Employment Agreement dated December 6, 1999 (the "Original Employment Agreement"); and

WHEREAS, the Corporation intends to provide certain supplemental retirement benefits to the Employee as more particularly set forth herein; and

WHEREAS, the Corporation and the Employee intend that this Employment Agreement shall supercede the Original Employment Agreement and that as of the date hereof, the Original Employment Agreement shall be of no further force and effect;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the Corporation and the Employee hereby agree as follows:

      (1) Term of Employment: The Corporation hereby employs the Employee, and the Employee hereby accepts employment with the Corporation, for a period commencing as of July 30, 2004 and continuing from month to month thereafter until terminated as provided in this Section (1). Either the Corporation or the Employee may terminate the employment of the Employee under this Employment Agreement at any time after July 30, 2004 by giving written notice to the other party stating its or his election to terminate the employment of the Employee under this Employment Agreement. The employment of the Employee under this Employment Agreement shall terminate thirty (30) days after the date of receipt by the other party of such notice; provided, however, that the employment of the Employee under this Employment Agreement is subject to prior termination as hereinafter provided in Section (5). Notwithstanding the above, the Corporation shall be entitled, at its sole discretion, to waive the obligation of the Employee to continue to work during the thirty (30) day notice period.


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      (2) Capacity: The Employee shall serve as Vice President & General Manager of PRG and shall have such authority and will perform such duties as are delegated to him by the President & COO of the Corporation or his designee that are consistent with this position and his training and experience for the term of employment under this Employment Agreement.

      (3) Extent of Services: During the term of employment of the Employee under this Employment Agreement, the Employee shall devote his full time to, and use his best efforts in the furtherance of, the business of the Corporation and shall not engage in any other business activity, whether or not such business activity is pursued for gain or any other pecuniary advantage, without the prior written consent of the Corporation.

      (4) Compensation: In consideration of the services to be rendered by the Employee under this Employment Agreement, the Corporation agrees to pay, and the Employee agrees to accept, the following compensation:

            (a) Base Salary: A base salary at the rate of two hundred fourteen thousand three hundred and sixty-one dollars ($214,361) per year for the term of employment of the Employee under this Employment Agreement. The base salary shall be payable in equal biweekly installments, subject to usual withholding requirements, and will be subject to any changes in pay policies that may be established by the Corporation. The base salary will be reviewed regularly according to the practices of the Corporation. No overtime pay will be paid to the Employee by the Corporation.

            (b) MKS Instruments Profit Sharing and Retirement Savings Plan: The Employee shall be eligible to become a participant under the profit sharing plan of the Corporation on fulfilling the conditions set forth in the MKS Instruments Profit Sharing and Retirement Savings Plan.

            (c) Vacation: The Employee shall be entitled to an annual vacation leave of eighteen (18) days at full pay during each year of this Employment Agreement, subject to the Employee arranging such vacation so as not to affect adversely the ability of the Corporation to transact its necessary business.


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            (d) Life Insurance: The Corporation shall provide, and pay all of the premiums for, term life insurance for the Employee during the term of employment of the Employee under this Employment Agreement in accordance with the term life insurance plan of the Corporation.

            (e) Medical/Dental Insurance: The Corporation shall provide group medical/dental insurance for the Employee under the plans of the Corporation applicable to the Employee during the term of employment of the Employee under this Employment Agreement.

            (f) Retirement Benefits: The Employee shall be eligible to participate in supplemental retirement benefits according to the terms and conditions set forth in Appendix A of this Employment Agreement.

            (g) Other Benefits: The Corporation shall provide other benefits for the Employee under the plans of the Corporation applicable to the Employee during the term of employment of the Employee under this Employment Agreement.

      (5) Termination: The employment of the Employee under this Employment Agreement shall terminate:

            (a) On the expiration of the period of employment as provided in
                Section (1).

            (b) Upon the death of the Employee.

            (c) At the election of the Corporation (i) if the Employee shall refuse to perform the services required of him under this Employment Agreement, or (ii) if the Employee shall fail, or refuse, to perform the other covenants and agreements required of him under this Employment Agreement, or (iii) for "cause", which term shall mean conviction for the commission of a felony, willful failure by the Employee to perform his responsibilities to the Corporation, or willful misconduct by the Employee.

      (6) Payment Upon Termination:

            (a) If the employment of the Employee is terminated by the Corporation other than pursuant to Section 5 (c) hereof, the Corporation (i) shall continue to pay Employee the Base Salary in effect immediately prior to the time of such termination for six (6) months after the last full day Employee works under this Agreement at its normal payroll payment dates; (ii) shall reimburse Employee for the premiums (if any) he pays for continuation of life insurance should he elect to exercise the conversion feature of the Corporation's group life policy then in effect for six (6) months after the last full day Employee works under this Agreement; and (iii) continue to pay for such medical/dental/vision insurance as Employee may then receive for six (6) months after the last full day Employee works under this Agreement (such payments of Base Salary and payments or reimbursements of insurance premiums by the Corporation, the "Severance Benefits). Employee agrees that, (a) his eligibility for or entitlement to the foregoing Severance Benefits shall be subject to Employee's execution and delivery of a release, in such form as the Corporation may require, that, among other things, may be a general release of any and all claims Employee may have against Employer, (b) Employee shall have no rights or remedies in the event of his or her termination by the Corporation without Cause and other than as a result of Disability or death except for those set forth in this Agreement and (c) Employee's right to receive any of the foregoing Severance Benefits shall be expressly conditioned upon Employee's full compliance with the Confidentiality Agreement, pursuant to its continued effectiveness, and Employee's full cooperation with the Corporation in both fulfilling the terms of this Agreement and the Confidentiality Agreement and otherwise performing such actions as the Corporation may request in transitioning Employee from his employment with the Corporation and upon any breach of either such agreement by Employee, Employee's rights to any continued payment of Severance Benefits shall immediately cease and Employee shall be obligated to repay to the Corporation all amounts paid by the Corporation for the Severance Benefits except for the amount of $1,000, which Employee shall be entitled to retain.

            (b) If the employment of the Employee is terminated by death, the Corporation shall pay to the estate of the Employee the compensation which would otherwise be payable to the Employee at the end of the month in which his death occurs.


                                       4

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            (c) In the event the employment of the Employee is terminated at the election of the Corporation pursuant to Section (5) (c) hereof, the Employee shall only be entitled to his base salary through the last day of actual employment or the date of termination, whichever is earlier.

            (d) In the event the Employee voluntarily terminates his employment on the expiration of the period of employment as provided in Section (1), the Employee shall not be entitled to any compensation, and the Corporation shall have no obligation to pay the Employee any compensation, except as is provided in this Employment Agreement.

      (7) Trade Secrets: The Employee covenants and agrees that he will communicate to the Corporation, and will not divulge or communicate to any other person, partnership, corporation or other entity without the prior written consent of the Corporation, any trade secrets of the Corporation or confidential information relating to the business of the Corporation or any one connected with the Corporation, and that such trade secrets and confidential information shall not be used by the Employee either on his own behalf or for the benefit of others or disclosed by the Employee to any one, except to the Corporation, during or after the term of employment of the Employee under this Employment Agreement.

      (8) Inventions and Patents:

            (a) The Employee shall make prompt full disclosure in writing to the Corporation of all inventions, improvements and discoveries, whether or not patentable, which the Employee conceives, devises, makes, discovers, develops, perfects or first reduces to practice, either alone or jointly with others, during the term of employment of the Employee under this Employment Agreement, which relate in any way to the fields, products or business of the Corporation, including development and research, whether during or out of the usual hours of work or on or off the premises of the Corporation or by use of the facilities of the Corporation or otherwise and whether at the request or suggestion of the Corporation or otherwise (all such inventions, improvements and discoveries being hereinafter called the "Inventions"), including any Inventions, whether or not patentable, conceived, devised, made, discovered, developed, perfected or first reduced to practice by the Employee after the employment of the Employee under this Employment Agreement is terminated if the Inventions were conceived by the Employee

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during the term of employment of the Employee under this Employment Agreement.
Any Inventions, whether or not patentable, conceived, devised, made, discovered, developed, perfected or first reduced to practice by the Employee within six (6) months of the date of termination of the employment of the Employee under this Employment Agreement shall be conclusively presumed to have been conceived during the term of employment of the Employee under this Employment Agreement.

            (b) The Employee agrees that the Inventions shall be the sole and exclusive property of the Corporation.

            (c) The Employee agrees to assist the Corporation and its nominees in every reasonable way (entirely at its or their expense) to obtain for the benefit of the Corporation letters patent for the Inventions and trademarks, trade names and copyrights relating to the Inventions, and any renewals, extensions or reissues thereof, in any and all countries, and agrees to make, execute, acknowledge and deliver, at the request of the Corporation, all written applications for letters patent, trademarks, trade names and copyrights relating to the Inventions and any renewals, extensions or reissues thereof, in any and all countries, and all documents with respect thereto, and all powers of attorney relating thereto and, without further compensation, to assign to the Corporation or its nominee all the right, title and interest of the Employee in and to such applications and to any patents, trademarks, trade names or copyrights which shall thereafter issue on any such applications, and to execute, acknowledge and deliver all other documents deemed necessary by the Corporation to transfer to or vest in the Corporation all of the right, title and interest of the Employee in and to the Inventions, and to such trademarks, trade names, patents and copyrights together with exclusive rights to make, use, license and sell them throughout the world.

            (d) The Employee agrees that even though his employment is terminated under this Employment Agreement he will, at any time after such termination of employment, carry out and perform all of the agreements of Subsections (8) (a) and (8) (c) above, and will at any time and at all times cooperate with the Corporation in the prosecution and/or defense of any litigation which may arise in connection with the Inventions, provided, however, that should such services be rendered after termination of employment of the Employee under this Employment Agreement, the Employee shall be paid reasonable compensation on a per diem basis.

            (e) The Employee agrees to make and maintain adequate and current written records of all Inventions in the form of notes, sketches, drawings, or reports relating thereto, which records shall be and remain the property of, and available to, the Corporation at all times.

            (f) The Employee agrees that he will, upon leaving the employment of the Corporation, promptly deliver to the Corporation all originals and copies of disclosures, drawings, prints, letters, notes, and reports either typed, handwritten or otherwise memorialized, belonging to the Corporation which are in his possession or under his control and the Employee agrees that he will not retain or give away or make copies of the originals or copies of any such disclosures, drawings, prints, letters, notes or reports.

      (9) Property of Corporation: All files, records, reports, documents, drawings, specifications, equipment, and similar items relating to the business of the Corporation, whether prepared by the Employee or otherwise coming into his possession, shall remain the exclusive property of the Corporation and shall not be removed by the Employee from the premises of the Corporation under any circumstances whatsoever without the prior written consent of the Corporation.

      (10) Non-Competition:

            (a) During the term of employment of the Employee under this Employment Agreement, and during a period of one (1) year after termination of employment of the Employee under this Employment Agreement without regard to the cause of termination of employment and whether or not such termination of employment was caused by the Employee or by the Corporation, (i) the Employee shall not engage, either directly or indirectly, in any manner or capacity, in any business or activity which is competitive with any business or activity conducted by the Corporation; (ii) the Employee shall not work for or employ, directly or indirectly, or cause to be employed by another, any person who was an employee, officer or agent of the Corporation or of any of its subsidiaries at any time during a period of twelve (12) months prior to the termination of the employment of the Employee under this Employment Agreement nor shall the Employee form any partnership with, or establish any business venture in cooperation with, any such person which is competitive with any business or activity of the Corporation; (iii) the Employee shall not give, sell or lease any goods or services

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
competitive with the goods or services of the Corporation or its subsidiaries to any person, partnership, corporation or other entity who purchased goods or services from the Corporation or its subsidiaries within one (1) year before the termination of the employment of the Employee under this Employment Agreement;
(iv) the Employee shall not have any material financial interest, or participate as a director, officer, 5% stockholder, partner, employee, consultant or otherwise, in any corporation, partnership or other entity which is competitive with any business or activity conducted by the Corporation.

            (b) The Corporation and the Employee agree that the services of the Employee are of a personal, special, unique and extraordinary character, and cannot be replaced by the Corporation without great difficulty, and that the violation by the Employee of any of his agreements under this Section (10) would damage the goodwill of the Corporation and cause the Corporation irreparable harm which could not reasonably or adequately be compensated in damages in an action at law, and that the agreements of the Employee under this Section (10) may be enforced by the Corporation in equity by an injunction or restraining order in addition to being enforced by the Corporation at law.

            (c) In the event that this Section (10) shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time or range of activities as to which it may be enforceable.

      (11) Non-Solicitation: The Employee shall not, on his own behalf or in the service or on behalf of others, directly or indirectly:

            (a) solicit, entice or induce any Customer (as defined below) to become a customer, distributor or supplier of any other person, firm or corporation with respect to products and/or services sold or under development by the Corporation during his employment at the Corporation, or to cease doing business with the Corporation, and the Employee shall not contact or approach any such person, firm or corporation for such purpose or authorize or knowingly approve the taking of such actions by any other person for a period of twelve
(12) months from the date of the termination of

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employment of the Employee under this Employment Agreement; or

            (b) solicit, recruit or hire (or attempt to solicit, recruit or hire) any employee, officer or agent of the Corporation or contractor engaged by the Corporation (whether or not such person is a full-time employee or whether or not such employment is pursuant to a written agreement or at-will) to terminate such person's employment or engagement with the Corporation or work for a third party other than the Corporation for a period of twelve (12) months after the date of the termination of employment of the Employee under this Employment Agreement, or engage in any activity that would cause such employee or contractor to violate any agreement with the Corporation, nor shall the Employee form any partnership with, or establish any business venture in cooperation with, any such person.

            (c) For the purposes of this Section (11), a "Customer" means any person or entity which as of the date of the termination of employment of the Employee under this Employment Agreement was, within two (2) years prior to such time, a customer, distributor or supplier of the Corporation, and references to the Corporation shall be deemed to include any affiliate or subsidiary of the Corporation.

      (12) Notice: Any and all notices under this Employment Agreement shall be in writing and, if to the Corporation, shall be duly given if sent to the Corporation by registered or certified mail, postage prepaid, return receipt requested, at the address of the Corporation set forth under its name below or at such other address as the Corporation may hereafter designate to the Employee in writing for the purpose, and, if to the Employee, shall be duly given if delivered to the Employee by hand or if sent to the Employee by registered or certified mail, postage prepaid, return receipt requested, at the address of the Employee set forth under his name below or at such other address as the Employee may hereafter designate to the Corporation in writing for the purpose.

      (13) Assignment: The rights and obligations of the Corporation under this Employment Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Corporation. The rights and obligations of the Employee under this Employment Agreement shall inure to the benefit of, and shall be binding upon, the heirs, executors and legal representatives of the Employee.


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      (14) Entire Agreement and Severability:

            (a) This Employment Agreement, and the attached Appendix A, supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Corporation and contains all of the covenants and agreements between the parties with respect to such employment. Each party to this Employment Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or any one acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Employment Agreement, and the attached Appendix A, shall be valid and binding. Any modification of this Employment Agreement, and the attached Appendix A, will be effective only if it is in writing signed by both parties to this Employment Agreement.

            (b) If any provision in this Employment Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

            (c) All pronouns used herein shall include the masculine, feminine, and neuter gender as the context requires.

      (15) Governing Law: This Employment Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts applicable to contracts made and to be performed entirely within The Commonwealth of Massachusetts without regard to its conflict of laws principles.



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IN WITNESS WHEREOF, the parties hereto have executed, in The Commonwealth of
Massachusetts, this Employment Agreement as a sealed instrument, all as of the day, month and year first written above.

MKS INSTRUMENTS, INC.


By: /s/ John R. Bertucci
    -----------------------------
    Chairman & CEO

    90 Industrial Way
    Wilmington, MA  01887

    /s/ Robert L. Klimm
    -----------------------------
    Legal Signature

    Robert L. Klimm
    Address:

    P.O. Box 859, 100 Bickford Rd.
    -----------------------------
    Wolfeboro, NH 03894
    -----------------------------


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                                                               _____ROBERT KLIMM

                                   APPENDIX A

                        SUPPLEMENTAL RETIREMENT BENEFITS

1. PURPOSE. (a) General: The purpose of this Appendix A is to provide Employee with supplemental retirement benefits to encourage his continued employment with the Corporation. Benefits will be payable only if Employee fully complies with all of the requirements of this Appendix A.

(b): For Benefit of Employee Only: Benefits under this Appendix A are provided for the benefit of Employee only. No other employee shall accrue any rights of any kind as a result of the existence of the arrangement described in this Appendix A. Supplemental retirement benefits may be provided to an employee only as specifically authorized by the Board of Directors of the Corporation.

2. DEFINITIONS. Whenever used herein the following terms shall have the meanings hereinafter set forth:

2.1 "Account" or "Deferred Compensation Account" means the account established in Employee's name pursuant to Section 5.1 of this Appendix A which reflects Employee's entire interest in this Appendix A, and which includes Employee's Company Contribution Subaccount, Retirement Subaccount, and In-Service Distribution Subaccount(s).

2.2 "Base Salary" means base salary as defined in the Employment Agreement, before any pre-tax salary reductions for participation in any benefit plan of the Corporation. If Employee becomes Disabled, then during such period of Disability "base salary" means base salary as defined in the Employment Agreement for the calendar year in which such Disability commenced, or the immediately preceding calendar year, whichever is greater.

2.3 "Beneficiary" means one or more persons, trusts, estates or other entities, designated by Employee to receive death benefits under this Appendix A upon Employee's death. If Employee fails to designate a Beneficiary or if all designated Beneficiaries predecease Employee then death benefits under this

      Appendix A shall be payable to Employee's surviving spouse, if any, and if not to the executor or personal representative of Employee's estate.

      Employee shall designate his Beneficiary by completing and signing a beneficiary designation form prescribed by the Corporation, and returning it to the Corporation or its designated agent. Employee shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the beneficiary designation form and the Corporation's rules and procedures, as in effect from time to time. Upon the acceptance by the Corporation of a new beneficiary designation form, all Beneficiary designations previously filed shall be canceled. The Corporation shall be entitled to rely on the last beneficiary designation form filed by Employee and accepted by the Corporation prior to his or her death. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Corporation or its designated agent. If the Corporation has any doubt as to the proper Beneficiary to receive payments pursuant to this Appendix A, the Corporation shall have the right, exercisable in its discretion, to withhold such payments until this matter is resolved to the Corporation's satisfaction.

2.4 "Bonus" means a bonus payable under the Corporation's Management Incentive Plan.

2.5 "Change in Control" means the first to occur of any of the following events:

      (a) Any "person" (as that term is used in Section 13 and 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")) becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Corporation's capital stock entitled to vote in the election of directors;

      (b) The shareholders of the Corporation approve any consolidation or merger of the Corporation, other than a consolidation or merger of the Corporation in

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

      which the holders of the common stock of the Corporation immediately prior to the consolidation or merger hold more than fifty percent (50%) of the common stock of the surviving corporation immediately after the consolidation or merger;

      (c) The shareholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation; or

      (d) The shareholders of the Corporation approve the sale or transfer of all or substantially all of the assets of the Corporation to parties that are not within a "controlled group of corporations" (as defined in Code
      Section 1563) in which the Corporation is a member.

2.6 "Company Contribution Subaccount" means the portion of Employee's Account established in accordance with Section 4.3 of this Appendix A which is credited with the Corporations hypothetical contributions, and earnings thereon.

2.7 "Compensation" means, for any calendar year, the sum of Employee's Base Salary for such calendar year plus any Bonus payable in such calendar year.

2.8 "Corporation" means MKS Instruments, Inc. and any corporation, trust, association or enterprise which is required to be considered, together with the Corporation, as one employer pursuant to the provisions of Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

2.9 "Deferred Compensation Agreement" means a written compensation deferral agreement entered into between Employee and the Corporation pursuant
      Section 3 of this Appendix A.

2.10 "Disability" or "Disabled" means Employee is receiving benefits under any short term or long term disability plan maintained by the Corporation, but is not Permanently and Totally Disabled. Solely for purposes of this Appendix A, Employee shall be deemed to be an employee of the Corporation during any period for which Employee continues to receive benefits under such short term

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

      or long term disability plan. If Employee remains disabled on the date he satisfies the vesting requirements set forth in Section 4.4, he shall be deemed to have Retired from employment from the Corporation on that date for purposes of this Appendix A. This Section 2.10 shall have no bearing on whether Employee remains an employee of the Corporation for any other purpose.

2.11 "Employment Agreement" means the Employment Agreement between Employee and the Corporation that contains this Appendix A.

2.12 "In-Service Distribution Subaccount" means the portion of Employee's Account established in accordance with Section 3.4(c) of the Plan which is credited with Employee's hypothetical deferrals, and earnings thereon, deferred to an in-service distribution date.

2.13 "Permanent and Total Disability" means disability as defined in Section 216(i)(1) of the Social Security Act (in general, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than 12 months, or blindness). Employee shall be conclusively presumed to be Permanently and Totally Disabled upon determination that he is disabled by the Social Security Administration..

2.14 "Retirement" or "Retired" or "Retires" means (a) Employee's termination of employment with the Corporation upon or after attaining age 63, or

      (b) Employee's deemed Retirement. Employee shall be deemed to have Retired on the earliest of (i) the date he becomes Permanently and Totally Disabled, (ii) the date determined under Section 2.10 of this Appendix A,
      (iii) the date the Corporation terminates Employee's employment for any reason other than Termination for Cause, (iv) the date of Employee's death while employed by the Corporation, or (v) the date of Employee's qualifying termination of employment in connection with a Change in Control in accordance with the

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

      provisions of Section 7 of this Appendix A.

2.15. "Retirement Subaccount" means the portion of Employee's Account established in accordance with Section 3.4(b) of the Plan which is credited with Employee's hypothetical contributions, and earnings thereon, deferred to Retirement.

2.16 "Termination of Employment" means Employee's Termination for Cause, or Employee's voluntary severance from employment with the Corporation for any reason other than Retirement.

2.17 "Termination for Cause" means, solely for purposes of this Appendix A, termination of Employee's employment by the Corporation as a result of Employee's conviction for the commission of a felony, material breach of any employment or other agreements between Employee and the Corporation, or willful failure to perform the material responsibilities of his position with the Corporation.

2.18 "Trust" means the Trust established pursuant to Section 11 of this Appendix A.

2.19 Gender and Number. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

3. DEFERRAL ELECTIONS.

3.1 Deferred Compensation Agreement. Employee may elect to defer a portion of his Compensation by entering into a Deferred Compensation Agreement with the Corporation pursuant to the rules set forth in this Section 3. The Deferred Compensation Agreement shall be made on a form supplied by the Corporation and shall become effective only if the Corporation accepts and approves the Agreement.

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      The foregoing notwithstanding, Employee's deferrals of Compensation under this Appendix A shall be suspended (a) for any period of time required by Treasury Regulation 1.401(k)-1(d)(2)(iv)(B)(4) in the event Employee receives a hardship distribution from a section 401(k) plan maintained by the Corporation, and (b) for any period of time during which Employee is Disabled.

3.2   Timing of Deferred Compensation Agreement.

      (a) Deferrals of Base Salary. Employee may enter into a Deferred Compensation Agreement with respect to his Base Salary prior to January 1 of each calendar year. The Deferred Compensation Agreement shall apply to Base Salary earned in the immediately following calendar year, and shall be irrevocable for such calendar year, except as provided in Section 3.1 of this Appendix A.

      In the year the Employment Agreement is executed, Employee may enter into a Deferred Compensation Agreement within 30 days of the effective date of the Employment Agreement. Such Deferred Compensation Agreement shall apply to Base Salary earned after the Deferred Compensation Agreement is executed, and shall be irrevocable for the balance of the calendar year.

      (b) Deferrals of Bonus. Employee may enter into a Deferred Compensation Agreement with respect to Bonus no later than September 30 of the calendar year prior to the calendar year in which the Bonus would otherwise be paid. The Corporation may, in its discretion, instead require that Employee enter into a Deferred Compensation Agreement with respect to Bonus prior to the beginning of the period during which such Bonus will be earned. Such deferral elections shall be irrevocable, except as provided in Section 3.1. Subsequent deferrals of Bonus shall be made only pursuant to a new Deferred Compensation Agreement.

3.3   Amount of Deferrals.

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

      (a) From Base Salary. Employee may elect to defer up to 25% of his or her Base Salary, in increments of 1%.

      (b) From Bonus. Employee may elect to defer up to 100% of his Bonus, in increments of 5%.

      A Deferral Election may be reduced by the Corporation if the Corporation determines, in its sole discretion, that such action is necessary to meet Federal or State tax withholding obligations.

3.4   Deferral Period.

      (a) General. At the time Employee defers Compensation pursuant to a Deferred Compensation Agreement for a calendar year, he may specify an In-Service Distribution Date applicable to all or a portion of the deferrals for such calendar year, and earnings thereon. Any deferrals of Compensation not deferred to an In-Service Distribution Date shall be deemed deferred to Retirement.

      (b) Retirement Subaccount. The Corporation shall establish a Retirement Subaccount on Employee's behalf representing Compensation Employee has deferred to Retirement, and earnings thereon. Payments from Employee's Retirement Subaccount shall be made at such time and in such manner as provided in Section 6.3.

      (c) Deferrals to an In-Service Distribution Date. Deferrals to an In-Service Distribution Date shall be subject to the following requirements:

               (i) In-Service Distribution Date. The In-Service Distribution Date must be a date at least three full calendar years after the date of such Deferred Compensation Agreement.

               (ii) In-Service Distribution Subaccount. The Corporation shall establish an In-Service Distribution Subaccount on Employee's behalf to which Employee's deferrals relating to a particular In-Service Distribution Date, and earnings thereon, shall be credited.

            (iii) Limits. There are no limits on the number of In-Service Distribution Subaccounts Employee may establish.

            (iv) Payments. Payments from In-Service Distribution Subaccounts shall be made at such time and in such manner as provided in Section 6.2.

      (d) Postponing In-Service Distributions. Employee may elect to postpone payment of an In-Service Distribution Subaccount, and instead have such amount paid out as soon as administratively practicable after an allowable alternative In-Service Distribution Date, by submitting a new In-Service Distribution Election Form to the Corporation, subject to the following:

            (i) Such Election Form must be submitted to and accepted by the Corporation in its sole discretion no later than the 13th month prior to Employee's previously elected In-Service Distribution Date; and

            (ii) The new In-Service Distribution Date selected by Employee must be the first day of any calendar year that is at least three full calendar years after the end of the calendar year in which the previously elected In Service Distribution would otherwise have been paid to Employee.

3.5   Vesting of Retirement and In-Service Distribution Subaccounts.

      Subject to Section 11.2, Employee's Retirement Subaccount and In-Service Distribution Subaccount(s) shall be fully vested and nonforfeitable.

4. COMPANY CONTRIBUTIONS.

4.1 Required Company Contribution. The Corporation shall make an annual hypothetical contribution on Employee's behalf equal to 15% of Employee's Compensation. Such hypothetical contribution shall commence with the calendar year the Employment Agreement is executed by the Corporation and Employee, and shall continue each calendar year up to and including the year in which Employee severs employment with the Corporation for any reason other than Termination of Employment. Solely for purposes of this
      Section 4.1, "Compensation" in the calendar year Employee severs employment with the Corporation shall mean only Base Salary and Bonus actually paid to Employee in such calendar year.

4.2   Discretionary Company Contribution.

      The Corporation may, in its absolute discretion, make an additional hypothetical contribution on Employee's behalf with respect to any calendar year. The fact that the Corporation makes a discretionary contribution with respect to a particular calendar year shall not obligate the Corporation to make a discretionary contribution with respect to any other calendar year.

4.3   Company Contribution Subaccount.

      The Corporation shall establish a Company Contribution Subaccount on behalf of Employee to which hypothetical required company contributions and discretionary company contributions, and earnings thereon, shall be allocated.

4.4   Vesting of Company Contribution Subaccount.

      Subject to Sections 4.5, 4.6, 4.7, and Section 11.2 of this Appendix A, Employee's Company Contribution Subaccount shall vest upon the earlier of
      (a) or (b), where (a) is the following vesting schedule:

Attained age while employed
    By the Corporation          Vested Percentage
          65                            100%
          64                             90%
          63                             80%

and (b) is the date of Employee's deemed Retirement under Section 2.14(b).

      Except as provided in Section 8 of this Appendix A, Employee's Company Contribution Subaccount shall be forfeited upon Employee's Termination of Employment.

4.5. Compliance with Noncompete, Nondisclosure, and Nonsoliciation Agreements. Employee's Company Contribution Account shall be forfeited in the event the Corporation determines that Employee has failed to comply with the terms of any noncompetition, nondisclosure, or nonsolicitation provision contained in the Employment Agreement, or in any other agreement between Employee and the Corporation. If Employee violates the terms of any such provision, and installment payments have commenced to Employee, the Corporation shall make a reasonable determination, in its sole discretion, of the portion of such installment payments allocable Employee's Company Contribution Account, and such installment payments shall be permanently reduced by the amount so determined.

4.6. Notice of Intent to Retire. Benefits payable under Section 6.1(a) of this Appendix A attributable to Employee's Company Contribution Subaccount are specifically conditioned upon Employee providing to the Corporation written notice of Employee's intent to Retire at least six months prior to Employee's Retirement date. In the event Employee fails to satisfy the notice requirements of this Section 4.6 Employee's Company Contribution Subaccount shall be forfeited, and no amount attributable to such Subaccount shall be payable under this Appendix A. The foregoing notwithstanding, this section 4.6 shall not apply to benefits payable under Section 6.1(a) as a result of Employee's deemed Retirement under
      Section 2.14(b) of this Appendix A. The Corporation, in its sole and absolute discretion, may elect to waive the notice requirement of this
      Section 4.6

4.7. Release. Benefits payable under Section 6.1(a) of this Appendix A attributable to Employee's Company Contribution Account are specifically conditioned upon and provided in exchange for Employee signing a separation agreement that releases the Corporation from any liabilities that may have arisen as a result of

      Employee's employment and/or termination of employment with the Corporation. In the event Employee terminates employment with the Corporation for any reason other than death without satisfying the requirements of this Section 4.7 Employee's Company Contribution Account shall be forfeited, and no amount attributable to such Subaccount shall be payable under this Appendix A.

4.8 Payment of Company Contribution Subaccount. Employee's vested Company Contribution Subaccount shall be paid at such time and in such manner as provided in Section 6.

5. EMPLOYEE'S DEFERRED COMPENSATION ACCOUNT.

5.1   Establishment of Deferred Compensation Accounts and Subaccounts.
      The Corporation shall establish and maintain a hypothetical account for Employee called the Deferred Compensation Account. Such Account shall be segregated from the other accounts on the books and records of the Corporation as an unfunded and unsecured liability of the Corporation to Employee. Subaccounts (including Employee's Company Contribution Subaccount, In-Service Distribution Subaccount(s), and Retirement Subaccount) shall be maintained as determined necessary by the Corporation. Accounts and subaccounts are maintained solely as a device for the measurement and determination of the amounts to be paid to Employee or his Beneficiary pursuant to this Appendix A. Any reference to "contributions to" or "payments from" Employee's Accounts or subaccounts, or similar phrases, are for convenience only.

5.2 Timing of Contributions to and Distributions From Employee's Deferred Compensation Account. The Corporation shall credit to Employee's Deferred Compensation Account an amount equal to the percentage of Employee's Base Salary and Bonus which he has elected to defer in accordance with Section 3.3, as of the last day of the calendar month in which Employee would have received such amount if not for Employee's deferral election.

      The Corporation shall credit to Employee's Deferred Compensation Account an amount equal to the Company Contribution(s) to which he is entitled under Sections 4.1 and 4.2 as soon as administratively practicable after the end of each calendar year.

      Any distribution with respect to Employee's Deferred Compensation Account shall be charged to such Account as of the date the distribution is made by the Corporation or from the Trust established in accordance with this Appendix A.

5.3   Selection of Investment Vehicle.

      Employee shall specify, in the manner prescribed by the Corporation, the allocation of his Account among investment indices available under this Appendix A. An individual's selection of an investment index will have no bearing on the actual investment or segregation of Corporation assets, but will be used as the basis for making adjustments to such individual's Account as described in Section Article 5.4 below. Employee can change his or her investment index or indices at such time, and in such manner, as determined by the Corporation. The Corporation may change the investment indices available under this Appendix A at any time in its absolute discretion.

5.4   Adjustment of Deferred Compensation Account.

      As of the last day of each calendar month, or more frequently as determined in the sole discretion of the Corporation, Employee's Deferred Compensation Account shall be credited with hypothetical net income, gain and loss, including hypothetical net unrealized gain and loss, based on the hypothetical investment directions made by the Participant in accordance with Section 5.3 of this Appendix A. Such earnings will continue to accrue during any period in which installments are paid pursuant to Section 6.1(a).

6.    BENEFIT PAYMENTS.

6.1   Payment of Company Contribution Subaccount.

      (a) Payment upon Retirement. Payment of the vested portion of Employee's Company Contribution Subaccount shall be made, or shall commence, as soon as administratively practicable following Employee's Retirement, and the nonvested portion shall be forfeited. Payment shall be made in a lump sum unless Employee elects to receive payment of his Account under an Annual Installment Method, as defined below. Such election shall be made on a form prescribed by the Corporation, which must be received and accepted by the Corporation no later than the 13th month prior to Employee's Retirement date.

      "Annual Installment Method" shall mean annual installment payments over 10, 15, or 20 years as elected by Employee, calculated as follows: (i) for the first annual installment, Employee's Company Contribution Subaccount balance shall be calculated as of the close of business on the last day of the calendar month immediately preceding the calendar month containing Employee's Retirement date, and (ii) for remaining annual installments, Employee's subaccount balance shall be calculated on the last day of the calendar month immediately preceding the calendar month containing the anniversary of Employee's Retirement Date. Each annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due to Employee. By way of example, if Employee elects a ten (10) year Annual Installment Method, the first payment shall be 1/10 of Employee's Company Contribution Subaccount balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the Account balance, calculated as described in this definition, and so on.

      (b) Payment Upon Death. Death benefits shall be payable under this Appendix A only as follows:

            (i) In the event Employee dies while employed by the Corporation, Employee's Company Contribution Subaccount shall be payable to Employee's Beneficiary in a lump sum as soon as administratively practicable following Employee's death.

            (ii) In the event Employee dies after Retirement while receiving installment payments, installment payments shall cease and Employee's remaining vested Company Contribution Subaccount balance shall be paid to Employee's Beneficiary in a lump sum as soon as administratively practicable following Employee's death. In the event Employee dies after Retirement, but before any payment required under Section 6(a) has been paid to Employee, Employee's vested Company Contribution Subaccount balance shall be paid to Employee's Beneficiary in a lump sum as soon as administratively practicable following Employee's death.

6.2 Payment of In-Service Distribution Subaccount.

      Employee's In-Service Distribution Subaccount(s) shall be paid in a single lump sum. Payment shall be made as soon as administratively practicable after the earlier of (a) the Participant's In-Service Distribution Date, or (b) the date Employee terminates employment for any reason.

6.3   Payment of Retirement Subaccount.

      (a) Payment upon Retirement. In the event of Retirement Employee's Retirement Subaccount shall be paid at the same time, and in the same form, as Employee's Company Contribution Subaccount.

      (b) Payment upon Termination of Employment. In the event of Termination of Employment, Employee's Retirement Subaccount shall be paid in a single lump sum. Payments shall be made as soon as administratively practicable after the Participant's Termination of Employment.

6.4   Distribution of Taxable Amounts.

      Notwithstanding the foregoing provisions of this Section 6, in the event Employee or Employee's Beneficiary is determined to be subject to federal income tax on any amount credited to the Employee's Deferred Compensation Account prior to the time payment is otherwise due hereunder, the entire amount determined to be so taxable shall be paid from Employee's Account by the Corporation to Employee or Employee's Beneficiary. Any amount to the credit of Employee's Deferred Compensation Account shall be determined to be subject to federal income tax upon the earlier of:

      (a) determination by the Internal Revenue Service addressed to Employee or Beneficiary which is not appealed; or

      (b) a final determination by the United States Tax Court or any other Federal Court affirming any such determination by the Internal Revenue Service that amounts credited to Employee's Account are subject to federal income tax.

6.5   Timing of Distributions- Federal Law.

      Notwithstanding the foregoing provisions of this Section 6, benefit payments shall not be made or commence to Employee prior to the date otherwise permitted by federal law, as determined in the sole discretion of the Corporation.

7. LIMITATIONS ON LIABILITY.

   Notwithstanding any of the preceding provisions of this Appendix A, neither the Corporation, nor any individual acting as employee or agent of the Corporation, shall be liable to Employee or other person for any claim, loss, liability or expense incurred in connection with this Appendix A.

   The Corporation does not in any way guarantee Employee's Deferred Compensation Account against loss or depreciation, whether caused by poor investment performance, insolvency of a deemed investment or by any other event or occurrence. In no event shall the employees, officers, directors, or stockholders of the Corporation be liable to any individual or entity on account of any claim arising by reason of the provisions of this Appendix A or any instrument or instruments implementing its provisions, or for the failure of any Employee, Beneficiary or other individual or entity to be entitled to any particular tax consequences with respect to this Appendix A, or any credit or payment hereunder.

      Nothing contained in this Appendix A shall constitute a guarantee by the Corporation or any other person or entity that the assets of the Corporation will be sufficient to pay any benefits hereunder.

      Any payment made in good faith in accordance with provisions of this Appendix A shall be a complete discharge of any liability for the making of such payment under the provisions of this Appendix A.

8. EFFECT OF A CHANGE IN CONTROL OF THE CORPORATION. Anything in this Appendix A to the contrary notwithstanding, this Section 8 shall apply in the event of a Change in Control. If, within three years after the date of a Change in Control Employee voluntarily terminates employment with the Corporation for Good Reason, and employee is not otherwise eligible for Retirement, then Employee shall be deemed to have Retired with a fully vested benefit on the date of such termination of employment. Employee's Deferred Compensation Account balance, determined as of the valuation date immediately preceding Employee's termination of employment, shall be payable in a lump sum as soon as administratively practicable following such deemed Retirement Date.

Solely for purposes of this Section 8, "Good Reason" shall mean termination of Employee's employment by Employee within 90 days following (i) a material diminution in Employee's positions, duties and responsibilities from those described in this Employment Agreement (ii) if Employee is a member of the Board of Directors, the removal of Employee from, or the failure to re-elect Employee as a member of, the Board, (iii) a reduction in Employee's Base Salary (other than a reduction which is part of a general salary reduction program affecting senior executives of the Corporation) (iv) a material reduction in the aggregate value of the pension and welfare benefits provided to Employee from those in effect prior to the Change in Control (other than a reduction which is proportionate to the reductions applicable to other senior executives pursuant to a cost-saving plan that includes all senior executives), (v) a material breach of any provision of this Employment Agreement by the Corporation, (vi) the

Corporation's requiring Employee to be based at a location that creates a one-way commute for Employee in excess of 60 miles from his primary residence, except for required travel on the Corporation's business to an extent substantially consistent with the business travel obligations of Employee under this Employment Agreement. Notwithstanding the foregoing, a termination shall not be treated as a termination for Good Reason (i) if Employee shall have consented in writing to the occurrence of the event giving rise to the claim of termination for Good Reason or (ii) unless Employee shall have delivered a written notice to the Corporation within 30 days of his having actual knowledge of the occurrence of one of such events stating that he intends to terminate his employment for Good Reason and specifying the factual basis for such termination, and such event, if capable of being cured, shall not have been cured within 30 days of the receipt of such notice.

9. EFFECT OF TERMINATION OF EMPLOYMENT AND REHIRE.

      Upon Employee's Retirement or Termination of Employment with the Corporation the benefit payable under this Appendix A, if any, shall be determined by the Corporation and such determination shall be conclusive and binding (subject to Section 14). This Appendix A shall not apply to any subsequent period of reemployment of Employee by the Corporation. If, upon reemployment, Employee is receiving installment payments pursuant to
      Section 6(a) of this Appendix A those payments shall not be suspended during any period of reemployment.

10. ADMINISTRATION.

10.1. Powers of the Corporation. The Board of Directors of the Corporation (the "Board") shall have the sole authority to act on behalf of the Corporation under this Appendix A (subject to Section 10.3), and shall have all the powers necessary to administer the benefits under this Appendix A, including, without limitation, the power to interpret the provisions of this Appendix A and to establish rules and prescribe any forms required to administer benefits under this Appendix A

10.2. Actions of the Board. All determinations, interpretations, rules, and decisions of the Corporation shall be conclusive and binding upon all persons having or claiming to have any interest or right under this Appendix A.

10.3. Delegation. The Board shall have the power to delegate specific duties and responsibilities to officers or other employees of the Corporation or other individuals or entities. Any delegation by the Board may allow further delegations by the individual or entity to whom the delegation is made. Any delegation may be rescinded by the Board at any time. Each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity.

10.4. Reports and Records. The Board and those to whom the Board has delegated duties under Section 10.3 shall keep records of all their proceedings and actions and shall maintain books of account, records, and other data as shall be necessary for the proper administration of this Appendix A and for compliance with applicable law.

10.5. Costs. The costs of providing and administering the benefits under this Appendix A shall be borne by the Corporation.

11. UNFUNDED BENEFITS; ESTABLISHMENT OF TRUST.

11.1. Unfunded Status. This Appendix A shall be unfunded for tax purposes and for purposes of Title 1 of ERISA.

11.2. Establishment of Trust. The Corporation shall not be required to set aside any funds to discharge its obligations hereunder, but may set aside such funds to informally fund all or part of its obligations hereunder if it chooses to do so, including without limitation the contribution of assets to a "rabbi trust" (the Trust). Any setting aside of amounts, or acquisition of any insurance policy or any other asset, by the Corporation with which to discharge its obligations hereunder in trust or otherwise, shall not be deemed to create any beneficial ownership interest in Employee, his surviving spouse, or Beneficiary, and legal and equitable title to any funds so set aside shall remain in the Corporation, and any recipient of benefits hereunder shall have no security or other interest in such funds. The rights of Employee and his surviving spouse and Beneficiary(ies) under this Appendix A shall be no greater than the rights of a general unsecured creditor of the Corporation. Any and all funds so set aside by the Corporation shall remain the general assets of the Corporation, and subject to the claims of its general creditors, present and future.

11.3. Interrelationship of this Appendix A and the Trust. The provisions of this Appendix A shall govern the rights of Employee to receive distributions pursuant to the provisions of this Appendix A. The provisions of the Trust shall govern the rights of the Corporation, Employee, and creditors of the Corporation to the assets transferred to the Trust. The Corporation shall at all times remain liable to carry out its obligations under this Appendix A.

11.4 Distributions from the Trust. The Corporation's obligations under this Appendix A may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Corporation's obligation under this Appendix A.

12. PAYMENT OF BENEFIT FOR DISABLED OR INCAPACITATED PERSON.

    If the Corporation determines, in its discretion, that Employee or Employee's Beneficiary is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Corporation shall make payment to such person or to his legal representative or to a friend or relative of such person as the Corporation considers advisable. Any payment under this Section 12 shall be a complete discharge of any liability for the making of such payment under this Appendix A. Nothing contained in this Section 12 however, should be deemed to impose upon the Corporation any liability for paying a benefit to any person who is under such a legal disability or is so incapacitated unless it has received notice of such disability or incapacity from a competent source.

13. NONASSIGNABILITY.

    Neither Employee nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by Employee or any other person, be transferable by operation of law in the event of Employee's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise. The Corporation is authorized to make any payments directed by court order.

14. CLAIM PROCEDURE.

14.1. Presentation of Claim. Employee, or Employee's Beneficiary after Employee's death (such Employee or Beneficiary being referred to below as a "Claimant") may deliver to the Corporation a written claim for a determination with respect to the amounts distributable to such Claimant under this Appendix A. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

14.2. Notification of Decision. The Corporation shall consider a Claimant's claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Corporation determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Corporation expects to render the benefit determination. The Corporation shall notify the Claimant in writing:

      (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

      (b) that the Corporation has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

            (i) the specific reason(s) for the denial of the claim, or any part of it;

            (ii) specific reference(s) to pertinent provisions of this Appendix A upon which such denial was based;

            (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

            (iv) an explanation of the claim review procedure set forth in
            Section 14.3 below; and

            (v) a statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

14.3 Review of a Denied Claim. On or before sixty (60) days after receiving a notice from the Corporation that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Corporation a written request for a review of the denial of the claim. The Claimant (or the Claimant's duly authorized representative):

      (a) may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

      (b) may submit written comments or other documents; and/or

      (c) may request a hearing, which the Corporation, in its sole discretion, may grant.

14.4. Decision on Review. The Corporation shall render its decision on review promptly, and no later than sixty (60) days after the Corporation receives the Claimant's written request for a review of the denial of the claim. If the Corporation determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty
      (60) day period. In no event shall such extension exceed a period of sixty
      (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Corporation expects to render the benefit determination. In rendering its decision, the Corporation shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

      (a) specific reasons for the decision;

      (b) specific reference(s) to the pertinent provisions of this Appendix A upon which the decision was based;

      (c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits; and

      (d) a statement of the Claimant's right to bring a civil action under ERISA Section 502(a).

14.5. Legal Action. A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Appendix A.

15. TAX WITHHOLDING AND REPORTING.

    (a) General: The Corporation shall have the right to deduct any required withholding taxes from any payment made under this Appendix A. Except as provided in Section 15(b), the Corporation shall not be obligated to pay or reimburse Employee, or his surviving spouse or Beneficiary, for any income or other taxes or penalties that may be imposed on such person by the Internal Revenue Service or any state or other taxing authority as a result of benefits paid under this Appendix A.

    (b) Excise Tax Payment. In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), to Employee or for his benefit paid or payable or distributed or distributable pursuant to the terms of this Employment Agreement (including this Appendix A) or otherwise in connection with, or arising out of, his employment with the Corporation or a Change in Control of the Corporation (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Employee will be entitled to immediately receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Employee of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of Employee's failure to file timely a tax return or pay taxes shown due on his return, imposed with respect to such taxes and the Excise Tax), including any Excise Tax imposed upon the Gross-Up Payment, Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

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

16. AMENDMENT.

    This Appendix A may be amended only by written agreement between Employee and the Corporation.

17. LEGEND

         The securities represented by this supplemental retirement benefit have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required.

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